AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This Amendment to Purchase and Sale Agreement is made and entered into as of October 31, 2003 by and between SafeGuard Health Enterprises, Inc., a Delaware corporation ("Purchaser") and Health Net, Inc., a Delaware corporation ("Seller").

     WHEREAS, the parties to this Amendment to Purchase and Sale Agreement entered into a Purchase and Sale Agreement dated as of June 30, 2003 (the "Purchase and Sale Agreement") pursuant to which Purchaser agreed, inter alia, to purchase from Seller all of the outstanding Shares of Health Net Vision, Inc. and Seller agreed, inter alia, to sell all the issued and outstanding Shares of Health Net Vision, Inc. to Purchaser;

     WHEREAS, the parties desire to amend the Purchase and Sale Agreement. Defined terms used herein and not otherwise defined shall have the same meaning as in the Purchase and Sale Agreement.

     NOW,  THEREFORE,  the  parties  agree  as  follows:

     Section 2.15 of the Purchase and Sale Agreement is amended to read in its entirety as follows:

     Section  2.15  Purchase  Price Allocation.  If the Purchaser elects to make
                    --------------------------
the 338 Elections pursuant to Section 9.5, the parties agree that the Purchase Price shall be allocated among the Transactions in accordance with the allocation agreed upon by Purchaser and Seller. If a Purchase Price allocation is developed, Purchaser and Seller shall file such forms as are necessary or appropriate with the Internal Revenue Service in accordance with the Code reflecting such allocation. All Tax Returns filed and positions taken with respect to an allocation of the Purchase Price by the Seller and Purchaser shall be on a basis consistent with any allocation agreed upon by the parties.

     Section 5.19 of the Purchase and Sale Agreement is amended to read in its entirety as follows:

     Section  5.19  Employment  Matters;  Severance.
                    -------------------------------

     (a) Purchaser shall offer or cause an Affiliate of Purchaser to offer to hire as of the Closing Date each Employee listed on Schedule 3.16(a) who is
                                                         ----------------
actively employed by the Company or Health Net Vision, Inc., an Affiliate of the Company, as of the Closing Date. Purchaser shall pay all costs associated with the continued employment of any Employee, including all salary, benefits, relocation expenses, and other compensation to Employees accruing from and after the Closing Date. Schedule 5.19 contains a summary of the benefit plans and
                     --------------
arrangements  Purchaser intends to provide Employees retained after the Closing.

     (b) Prior to the Closing Date, Purchaser shall provide Seller with (i) a list of those Employees it intends to retain after the Closing on an interim basis to provide transitional services to Purchaser or the Company (the "Interim Employees"); (ii) a list of Employees Purchaser intends to retain for an indefinite period after the Closing (the "Retained Employees"); and (iii) a list of Employees the Purchaser intends to terminate immediately after the Closing

Date ("Terminated Employees") (the list of Interim Employees, the list of Retained Employees and the list of Terminated Employees are jointly referred to herein as the "Employee Lists"). The Employee Lists may be amended by Purchaser prior to Closing unless any proposed amendment would result in any cost, liability or prejudice to Seller or any Employee.

     (c) Purchaser shall offer or cause the Company to offer (i) Retained Employees cash compensation for a period of six (6) months after the Closing equivalent to their most recent base compensation immediately preceding the Closing Date, and (ii) Interim Employees and Terminated Employees cash compensation for the period of their employment by Purchaser or the Company equivalent to their most recent base compensation immediately preceding the
Closing  Date,  provided,  however,  Purchaser shall have the right to negotiate
                --------   -------
with individual Retained Employees and Interim Employees for the purpose of offering such Retained Employees and Interim Employees alternative positions with cash compensation appropriate for such positions which may be less than their most recent base compensation immediately preceding the Closing Date.

     (d) Purchaser or an Affiliate of Purchaser may terminate any Employee after the Closing Date, provided, however, neither Purchaser or any Affiliate of
                        --------  -------
Purchaser shall terminate any Employees until each Employee becomes an employee of Purchaser or any Affiliate of Purchaser such that each Employee qualifies for the benefit plans and arrangements of Purchaser specified in Schedule 5.16. Any
                                                             -------------
Retained and Terminated Employee terminated by Purchaser or an Affiliate of Purchaser pursuant to this Section 5.16 shall be provided severance by Purchaser
(i) according to Seller's severance policy set forth as Exhibit E hereto, if any
                                                        ---------
such  Retained or Terminated Employee is terminated at Closing or within the six
(6) month period following the Closing; or (ii) according to Purchaser's then current severance policy, if any such Retained or Terminated Employee is terminated after expiration of such six (6) month period. Each Interim Employee shall be provided severance by Purchaser according to Seller's severance policy set forth as Exhibit E regardless of when such Interim Employees are terminated
              ---------
by Purchaser or any Affiliate of Purchaser. If, however, an Interim Employee accepts a permanent position with the Purchaser or any Affiliate of the Purchaser, such Employee shall be provided severance by Purchaser as a Retained Employee. Any Interim Employee that declines to accept a comparable position for an indefinite term with the Purchaser or an Affiliate of Purchaser shall be deemed to have resigned and no severance shall be due any such Employee. Calculation of all employee benefits provided to Employees by Purchaser, including but not limited to, severance for any Terminated Employee and severance for Retained Employee and Interim Employee terminated by Purchaser or any Affiliate of Purchaser shall include credit for such Employee's time of service as an employee of the Company or any Affiliate of the Company. Exhibit
                                                                         -------
D  hereto  is  deleted  in  its  entirety.
-

     (e) Subject to the terms and conditions of Article VIII hereof, Purchaser shall indemnify and hold harmless Seller and its Affiliates from any and all liabilities and obligations arising from or in connection with any claim for severance or other benefits resulting from the termination of any Employee after the Closing Date.

     (f) Seller shall provide any notice required by WARN resulting from the termination of Employees prior to the Closing Date, and Purchaser shall provide any notice required by WARN resulting from the termination of any Employees after the Closing Date.


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
     Section 11.11 is added to the Purchase and Sale Agreement to read in its entirety as follows:

     Section  11.11  Access  to  Records  After  Closing.  Seller  and  its
                     -----------------------------------
representatives shall have reasonable access to all of the Books and Records after the Closing Date to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Company or HNL prior to the Closing Date. Such access shall be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 11.11. If Purchaser or the Company shall desire to dispose of any of the Books and Records, Purchaser shall, prior to such disposition, provide Seller a reasonable opportunity, at Seller's expense, to segregate and remove such Books and Records as Seller may select.

     Except as otherwise expressly amended herein, all terms and conditions of the Purchase and Sale Agreement shall remain in full force and effect.

     This Amendment to Purchase and Sale Agreement may be executed in counterparts.




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
     IN WITNESS WHEREOF, the parties have executed this Amendment to Purchase and Sale Agreement as of the date first set forth above.


                                        HEALTH NET, INC.



                                        By:   /s/ B. Curtis Westen
                                           -------------------------------------
                                        Name:   B. Curtis Westen
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary


                                        SAFEGUARD HEALTH ENTERPRISES, INC.


                                        By:   /s/ Ronald I. Brendzel
                                           -------------------------------------
                                        Name:   Ronald I. Brendzel
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary


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